UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27th, 2017 (December 22, 2016)

T3 MOTION, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

970 Challenger Street

Brea, CA 92821

(Address of principal executive offices and Zip Code)

(714) 255-0200

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On December 22, 2016, the registrant notified TAAD LLP (“TAAD”) that TAAD was dismissed as the registrant’s independent registered public accounting firm (“independent accountant”). The registrant’s board of directors ratified and approved the decision to change its independent accountant.

During the fiscal years ended December 31, 2012 and December 31, 2011, and during the subsequent interim period through the effective date of TAAD’s dismissal as the registrant’s independent accountant, the registrant: (i) had no disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of would have caused them to make reference to this subject matter of the disagreements in connection with their report on the registrant’s financial statements for such periods; and (ii) there were no “reportable events” as such term as described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended, except that the registrant’s internal control over financial reporting was not effective due to the existence of material weaknesses in the registrant’s internal control over financial reporting.

The registrant provided TAAD with a copy of the disclosures it is making herein in response to Item 304(a) of Regulation S-K and requested that TAAD furnish the registrant with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not TAAD agrees with the statements related to them made by the registrant in this report. A copy of TAAD’s letter to the SEC dated March 2nd , 2017, is attached as Exhibit 16.1 to this report.

(b)	Engagement of Independent Registered Public Accounting Firm

On January 4, 2017, the registrant’s board of directors approved the appointment of Simon & Edwards, LLP (“S&E”) as the registrant’s new independent accountant pursuant to the engagement letter of S&E dated December 12, 2016. During the fiscal years ended December 31, 2012 and December 31, 2011, and in the subsequent interim period preceding S&E’s engagement, the registrant did not consult with S&E on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and S&E did not provide either a written report or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) on any matter that was either the subject of any disagreement, as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2017, Ying Jie Xu resigned from the registrant’s board of directors. Mr. Xu’s decision to resign was not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

16.1	Letter from TAAD LLP dated March 2nd, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC.
(Registrant)

Date: March 6th, 2017	By:	/s/ Noel Cherowbrier
Noel Cherowbrier,
Chief Executive Officer

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